================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 10, 2002




                                  ZYMETX, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                            0-23145             73-1444040
(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)           File Number)       Identification No.)


  800 RESEARCH PARKWAY, SUITE 100
       OKLAHOMA CITY, OKLAHOMA                                     73104
(Address of Principal Executive Offices)                         (Zip Code)

                                 (405) 271-1314
              (Registrant's telephone number, including area code)


================================================================================

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 10, 2002, Zymetx, Inc. (the "Company") accepted the resignation of Ernst & Young LLP as the Company's independent accountants.

         The reports of Ernst and Young LLP on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. The report of Ernst & Young LLP for the year ended June 30, 2001, was modified as to the uncertainty of whether the Company would continue as a "going concern". In connection with the audits of the Company's financial statements for each of the two years in the fiscal period ended June 30, 2001, and in subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures, which, if not resolved to their satisfaction would have caused Ernst & Young LLP to make reference to such disagreement in their reports.

         Additionally, during the two most recent fiscal years ended June 30, 2000 and 2001, and during the subsequent interim period preceding the decision to change independent accountants, there have been no reportable events (as defined in Regulation S-K, Item 304 (a) (1) (v).).

         A copy of a letter from Ernst & Young LLP, addressed to the Securities and Exchange Commission, concurring with the Company's statements herein is filed as an Exhibit to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              The following documents are filed herewith as part of this report:

                 16.1 Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission dated May 15, 2002.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     REGISTRANT:

                                     ZYMETX, INC.


Date:  May 17, 2002                  By:  /s/ Norman R. Proulx
                                          --------------------------------------
                                              Norman R. Proulx
                                              President and Chief Executive
                                              Officer

                               INDEX TO EXHIBITS

EXHIBIT
  NO.         DESCRIPTION
-------       -----------
  16.1        Letter from Ernst & Young LLP addressed to the Securities and
              Exchange Commission dated May 15, 2002.